ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77M

Immediately after the close of business on November 2, 2012, the 500 Index Trust B acquired the assets (subject to all the liabilities) of 500 Index Trust in exchange for the shares of the 500 Index Trust B. The transaction was approved by the Board of Trustees of each portfolio on June 26-28, 2012 and by shareholders of the 500 Index Trust on October 4, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated June 28, 2012 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 2, 2012, the American Growth-Income Trust acquired the assets (subject to all the liabilities) of American Blue Chip Income and Growth Trust in exchange for the shares of the American Growth-Income Trust. The transaction was approved by the Board of Trustees of each portfolio on June 26-28, 2012 and by shareholders of the American Blue Chip Income and Growth Trust on October 4, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated June 28, 2012 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 2, 2012, the International Equity Index Trust B acquired the assets (subject to all the liabilities) of International Equity Index Trust A in exchange for the shares of the International Equity Index Trust B. The transaction was approved by the Board of Trustees of each portfolio on June 26-28, 2012 and by shareholders of the International Equity Index Trust A on October 4, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated June 28, 2012 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 2, 2012, the International Growth Stock Trust acquired the assets (subject to all the liabilities) of International Opportunities Trust in exchange for the shares of the International Growth Stock Trust. The transaction was approved by the Board of Trustees of each portfolio on June 26-28, 2012 and by shareholders of the International Opportunities Trust on October 4, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated June 28, 2012 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 2, 2012, the Total Bond Market Trust B acquired the assets (subject to all the liabilities) of Total Bond Market Trust A in exchange for the shares of the Total Bond Market Trust B. The transaction was approved by the Board of Trustees of each portfolio on June 26-28, 2012 and by shareholders of the Total Bond Market Trust  A on October 4, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated June 28, 2012 attached as Sub-Item 77Q Exhibit A.